SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ASB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

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April 15, 2013

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of ASB Bancorp, Inc. (the “Company”). The meeting will be held at Asheville Savings Bank’s Operations and Administration Center, located at 901 Smoky Park Highway, Candler, North Carolina on Thursday, May 23, 2013, at 10:30 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as representatives of Dixon Hughes Goodman LLP, the Company’s independent registered public accounting firm, will be present to respond to questions from shareholders.

It is important that your shares are represented at the meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote by returning a completed proxy card. If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

/s/ SUZANNE S. DEFERIE

Suzanne S. DeFerie
President and Chief Executive Officer

ASB BANCORP, INC.

11 Church Street

Asheville, North Carolina 28801

(828) 254-7411

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:30 a.m., local time, on Thursday, May 23, 2013

PLACE	Asheville Savings Bank
Operations and Administration Center
901 Smoky Park Highway
Candler, North Carolina

ITEMS OF BUSINESS	(1) To elect three directors to serve for a term of three years.

(2) To ratify the selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

(3) To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the accompanying proxy statement (“say on pay”).

(4) To provide an advisory vote on the frequency of future shareholder “say on pay” advisory votes.

(5) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	To vote, you must have been a shareholder at the close of business on April 4, 2013.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

/s/ CINDY E. HAMRICK

Cindy E. Hamrick
Corporate Secretary

Asheville, North Carolina

April 15, 2013

ASB BANCORP, INC.

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of ASB Bancorp, Inc. for the 2013 annual meeting of shareholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to ASB Bancorp as the “Company,” “we,” “our” or “us.”

ASB Bancorp, Inc. is the holding company for Asheville Savings Bank, S.S.B. In this proxy statement, we may also refer to Asheville Savings Bank, S.S.B. as the “Bank.”

We are holding the 2013 annual meeting of shareholders at the Bank’s Operations and Administration Center, located at 901 Smoky Park Highway, Candler, North Carolina, on Thursday, May 23, 2013 at 10:30 a.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to shareholders of record beginning on or about April 15, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 23, 2013

This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, are available at http://AshevilleSavingsBank.com/AnnualMeeting or http://www.cfpproxy.com/7073.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of ASB Bancorp common stock that you owned as of April 4, 2013. As of the close of business on April 4, 2013, ASB Bancorp had 5,305,323 shares of common stock outstanding. Each share of common stock has one vote.

The Company’s articles of incorporation provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

You may own shares of ASB Bancorp in one or more of the following ways:

•	Directly in your name as the shareholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”;

•	Indirectly through the Asheville Savings Bank Employee Stock Ownership Plan;

•	Indirectly through the Asheville Savings Bank Retirement Savings Plan; or

•	Indirectly through the ASB Bancorp, Inc. 2012 Equity Incentive Plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of ASB Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

If you own shares of Company common stock indirectly through the Asheville Savings Bank Employee Stock Ownership Plan, the Asheville Savings Bank Retirement Savings Plan, or the ASB Bancorp 2012 Equity Incentive Plan, see “Participants in the ESOP, 401(k) Plan or 2012 Equity Incentive Plan” for voting information.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Vote Required for Proposals. At this year’s annual meeting, shareholders will elect three directors for a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2013, the affirmative vote of a majority of the votes cast at the annual meeting is required.

In voting on the non-binding resolution to approve the compensation of the Company’s named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve, on a non-binding advisory basis, the resolution to approve the compensation of the named executive officers, the affirmative vote of a majority of the votes cast at the annual meeting is required.

In voting on the advisory vote on the frequency of future shareholder “say on pay” advisory votes, you may vote in favor of “every year,” “every two years,” “every three years,” or abstain from voting. A plurality of the votes cast will determine the result of the advisory vote on the frequency of future shareholder “say on pay” advisory votes.

Routine and Non-Routine Proposals. Applicable stock exchange rules determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and the broker or other entity has not received voting instructions from the beneficial owner. The election of directors and the two advisory proposals regarding executive compensation are considered non-routine proposals. The proposal to ratify the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm is considered a routine proposal.

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, abstentions and broker non-votes will have no effect on the outcome of the proposal.

In counting votes on the proposal to approve the non-binding resolution to approve the compensation of the named executive officers, abstentions and broker non-votes will have no effect on the outcome of the proposal.

In counting votes on the proposal regarding the frequency of future shareholder “say on pay” advisory votes, abstentions and broker non-votes will have no effect on the outcome of the proposal.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote:

•	“FOR” the election of each of the nominees for director;

•	“FOR” the ratification of the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm.

•	“FOR” the proposal to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement (“say on pay”); and

•	“EVERY YEAR” with respect to the proposal to provide an advisory vote on the frequency of future shareholder “say on pay” advisory votes.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided that the new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must (i) advise the Corporate Secretary of the Company in writing before your shares have been voted at the annual meeting, (ii) deliver a later-dated and properly executed proxy, or (iii) attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the ESOP, 401(k) Plan or 2012 Equity Incentive Plan

If you participate in the Asheville Savings Bank Employee Stock Ownership Plan (the “ESOP”), invest in Company common stock through the ASB Bancorp Stock Fund in the Asheville Savings Bank Retirement Savings Plan (the “401(k) Plan”), or participate in the ASB Bancorp 2012 Equity Incentive Plan, you will receive a voting instruction form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plan. Under the terms of the ESOP, all allocated shares of Company common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants. All unallocated shares of Company common stock held by the ESOP and allocated shares for which no timely voting instructions are received are generally voted by the ESOP trustee in the same proportion as shares for which the trustee has received timely voting instructions, subject to the exercise of its fiduciary duties. Under the terms of the 401(k) Plan, a participant may direct the stock fund trustees of the 401(k) Plan how to vote the shares in the ASB Bancorp Stock Fund credited to his or her account. The stock fund trustees will vote all shares for which timely voting instructions are not received in the same proportion as shares for which the trustees received voting instructions. Under the 2012 Equity Incentive Plan, all restricted stock awards are voted by the Equity Incentive Plan Trustee as directed by the award recipients. All shares of ASB Bancorp, Inc. common stock subject to a restricted stock award for which timely instructions are not provided will be voted by the Equity Incentive Plan Trustee as directed by the Company. The deadline for returning your voting instruction forms is May 16, 2013.

CORPORATE GOVERNANCE

Director Independence

The Company’s Board of Directors currently consists of eight members, all of whom are independent under the listing requirements of the NASDAQ Stock Market, Inc., except for Suzanne S. DeFerie, who serves as President and Chief Executive Officer of the Company and the Bank. In determining the independence of directors, the Board of Directors considered the various deposit, loan and other relationships that each director has with the Bank, including loans and lines of credit made to Directors John B. Gould, Leslie D. Green and Kenneth E. Hornowski, in addition to the transactions disclosed under “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons” below, but determined in each case that these relationships did not interfere with their exercise of independent judgment in carrying out their responsibilities as a director.

Board Leadership Structure and Board’s Role in Risk Oversight

The Company’s Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer will enhance Board independence and oversight. Moreover, the separation of the Chairman of the Board and President and Chief Executive Officer will allow the President and Chief Executive Officer to better focus on her growing responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Patricia S. Smith serves as Chairman of the Board of the Company and Suzanne S. DeFerie serves as President and Chief Executive Officer of the Company. Ms. Smith is independent under the listing requirements of the NASDAQ Stock Market, Inc.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and the independent members of the Board of Directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and regular meetings of independent directors.

Corporate Governance Policy

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operations of the Board of Directors; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the President and Chief Executive Officer.

Committees of the Board of Directors

The following table identifies our standing committees and their members. All members of each committee are independent in accordance with the listing requirements of the NASDAQ Stock Market, Inc. Each committee operates under a written charter that is approved by the Board of Directors and that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Investor Relations section of our website (http://ir.ashevillesavingsbank.com/govdocs.aspx?iid=4289733).

Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee

John B. Dickson	X	*
Suzanne S. DeFerie
John B. Gould	X		X	*
Leslie D. Green			X
Kenneth E. Hornowski			X		X	*
Stephen P. Miller			X
Patricia S. Smith	X		X		X
Wyatt S. Stevens	X				X

Number of Meetings in 2012	6		6		3

*	Denotes Chairperson

Audit Committee. The Board of Directors has a separately-designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended. The Audit Committee is responsible for providing oversight relating to our consolidated financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the Board. The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The Company’s Board of Directors has designated John B. Dickson and Patricia S. Smith as audit committee financial experts under the rules of the Securities and Exchange Commission.

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the Company’s and Bank’s senior management and conducts the performance review of the President and Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board of Directors in: (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board; (2) recommending to the Board the director nominees for the next annual meeting; (3) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (4) leading the Board in its annual review of the Board’s performance; and (5) recommending director nominees for each committee.

Minimum Qualifications for Director Nominees. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing documents.

If a candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•	contributions to the range of talent, skill and expertise of the Board of Directors;

•

financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the shareholders of the Company and the best interests of the institution;

•	the ability to devote sufficient time and energy to the performance of his or her duties;

•	independence as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria; and

•	current equity holdings in the Company.

The Nominating and Corporate Governance Committee also will consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he or she serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Bank. The Nominating and Corporate Governance Committee will also consider director candidates recommended by shareholders according to the policy and procedures set forth below.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Considerations of Recommendations by Shareholders. The policy of the Nominating and Corporate Governance Committee is to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the shareholder making the recommendation, the name and address of such shareholder as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Board and Committee Meetings

During the fiscal year ended December 31, 2012, the Board of Directors of the Company held thirteen meetings, and the Board of the Directors of the Bank held twelve meetings. No director attended fewer than 75% of the total meetings of the Company’s or the Bank’s Board of Directors and the respective committees on which such director served during fiscal 2012.

Director Attendance at the Annual Meeting of Shareholders

The Board of Directors encourages each director to attend the Company’s annual meeting of shareholders and all of the Company’s directors attended the Company’s 2012 annual meeting of shareholders.

Code of Ethics and Business Conduct

The Company has adopted a code of ethics and business conduct which applies to all of the Company’s and the Bank’s directors, officers and employees. A copy of the code of ethics and business conduct is available to shareholders in the Investor Relations portion of our website (http://ir.ashevillesavingsbank.com/govdocs.aspx?iid=4289733).

REPORT OF THE AUDIT COMMITTEE

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm for 2012 is responsible for expressing opinions on the conformity of the Company’s financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T as well as other relevant standards, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the Firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its reports, expressed unqualified opinions on the conformity of the Company’s consolidated financial statements to generally accepted accounting principles and on the Company’s internal control over financial reporting. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Audit Committee of the Board of Directors

John B. Dickson, Chairperson

John B. Gould

Patricia S. Smith

Wyatt S. Stevens

DIRECTOR COMPENSATION

The following table provides the compensation received by individuals who served as directors, and who were not also named executive officers, of ASB Bancorp during the 2012 fiscal year.

	Fees Earned or Paid in Cash	All Other Compensation (1)	Total

John B. Dickson	$23,750	$10,228	$33,978
John B. Gould	40,337	4,789	45,126
Leslie D. Green	22,350	5,926	28,276
Kenneth E. Hornowski	23,750	3,795	27,545
Stephen P. Miller	22,025	6,076	28,101
Patricia S. Smith	50,375	10,076	60,451
Wyatt S. Stevens	23,750	3,266	27,016

(1)	Represents long-term care insurance premium payments.

Director Deferred Compensation Plans

The Bank and the Company maintain two (2) non-qualified deferred compensation plans that provide members of the Board of Directors and certain eligible officers with the opportunity to defer compensation earned for services to the Company and the Bank until separation of service or a fixed date. The Officers and Directors Deferred Compensation Plan allows participants to invest their deferrals in a variety of mutual fund investments and the Stock-Based Deferral Plan invests participant deferrals in Company common stock. All non-employee directors currently participate in the Officers and Directors Deferred Compensation Plan and all of our non-employee directors, except Messrs. Dickson and Miller, participate in the Stock-Based Deferral Plan.

Cash Retainer and Meeting Fees for Non-Employee Directors

The following table sets forth the applicable retainers and fees that will be paid to our directors for their service on the Board of Directors of the Bank during the fiscal year ending December 31, 2013. Directors do not receive any additional fees for their service on the Board of Directors of the Company.

Annual Retainer for Chairman of the Board	$22,200
Annual Retainer for Vice Chairman of the Board	16,650
Annual Retainer of All Other Board Members	11,100

Board Meeting Fee for Chairman of the Board	1,300
Board Meeting Fee for Vice Chairman of the Board	975
Board Meeting Fee for All Other Board Members	650
Committee Meeting Fee for All Directors	350

STOCK OWNERSHIP

The following table provides information as of April 4, 2013 about the persons, other than directors and executive officers, known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding (1)

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	514,570	(2)	9.7%

Stilwell Value LLC Joseph Stilwell Stilwell Value Partners II, L.P. Stilwell Value Partners V, L.P. Stilwell Value Partners VII, L.P. Stilwell Partners, L.P. Stilwell Associates, L.P. Stilwell Associates Insurance Fund of the S.A.L.I. Multi-Series Fund L.P. Stilwell Advisors LLC 111 Broadway, 12th Floor New York, New York 10006	497,500	(3)	9.4%

Firefly Value Partners, LP Ryan Heslop Ariel Warszawski FVP GP, LLC Firefly Management Company GP, LLC FVP Master Fund, L.P. 551 Fifth Avenue, 36th Floor New York, New York 10176	481,770	(4)	9.1%

Asheville Savings Bank, S.S.B. Employee Stock Ownership Plan Trust 11 Church Street Asheville, North Carolina 28801	446,764	(5)	8.4%

(1)	Based on 5,305,323 shares of the Company’s common stock outstanding and entitled to vote as of April 4, 2013.
(2)	Based on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 14, 2013.
(3)	Based on a Schedule 13F filed with the U.S. Securities and Exchange Commission on February 14, 2013.
(4)	Based on notification from the beneficial owners received on April 2, 2013.
(5)	As of April 4, 2013, 38,737 shares have been allocated to participants’ ESOP accounts.

The following table provides information about the shares of Company common stock that may be considered to be owned by each director or nominee for director of the Company, by the executive officers and by all directors, nominees for director and executive officers of the Company as a group as of April 4, 2013. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown and none of the named individuals has pledged his or her shares.

Name	Number of Shares Owned (1)(2)(3)(4)		Percentage of Common Stock Outstanding

Directors:
John B. Dickson	19,000	(5)	*
Suzanne S. DeFerie	83,844	(6)	1.6%
John B. Gould	35,002	(7)	*
Leslie D. Green	24,000	(8)	*
Kenneth E. Hornowski	19,450		*
Stephen P. Miller	27,500	(9)	*
Patricia S. Smith	36,191		*
Wyatt S. Stevens	14,167		*

Executive Officers Who Are Not Directors:
Kirby A. Tyndall	37,086		*
David A. Kozak	32,005		*
Fred A. Martin	26,951		*
Vikki D. Bailey	15,937		*

All Directors and Executive Officers as a Group (12 persons)	371,133		7.0%

*	Represents less than 1.0% of the 5,305,323 common shares outstanding as of the April 4, 2013 record date.
(1)	Includes shares held under the Asheville Savings Bank Retirement Savings Plan as follows: Ms. DeFerie — 25,903 shares; Mr. Kozak — 3,386 shares; and Ms. Bailey — 178 shares.
(2)	Includes shares allocated under the Bank’s employee stock ownership plan as follows: Ms. DeFerie — 1,559 shares; Mr. Tyndall — 1,086 shares; Mr. Kozak — 1,119 shares; Mr. Martin — 951 shares; and Ms. Bailey 759 shares.
(3)	Includes shares allocated under the Company’s stock-based deferral plan as follows: Mr. Gould — 8,860 shares; Ms. Green — 7,500 shares; Dr. Hornowski — 10,450 shares; Ms. Smith — 2,241 shares; and Mr. Stevens — 5,167 shares.
(4)	Includes unvested shares of restricted stock held under the Company’s 2012 Equity Incentive Plan as follows: Mr. Dickson — 9,000 shares; Ms. DeFerie — 51,382 shares; Mr. Gould — 10,000 shares; Ms. Green — 9,000 shares; Dr. Hornowski — 9,000 shares; Mr. Miller — 9,000 shares; Ms. Smith — 11,000 shares; Mr. Stevens — 9,000 shares; Mr. Tyndall — 26,000 shares; Mr. Kozak — 26,000 shares; Mr. Martin — 21,000 shares; Ms. Bailey — 15,000 shares.
(5)	Includes 5,000 shares held by Mr. Dickson’s spouse.
(6)	Includes 5,000 shares held by Ms. DeFerie’s spouse.
(7)	Includes 1,598 shares held by Mr. Gould’s spouse’s individual retirement account.
(8)	Includes 7,500 shares held by Ms. Green’s spouse.
(9)	Includes 17,500 shares held in trust by Mr. Miller’s spouse.

ITEMS OF BUSINESS TO BE VOTED ON BY SHAREHOLDERS

Item 1 — Election of Directors

The Company’s Board of Directors consists of eight members. The Board is divided into three classes with three-year staggered terms, with one-third of the directors elected each year. Three directors will be elected at the annual meeting to serve for a three-year term or until their respective successors have been elected and qualified. The nominees for election are Suzanne S. DeFerie, Leslie D. Green and Wyatt S. Stevens. All of the nominees are currently directors of the Company and the Bank.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of each of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, we know of no reason why any nominee might be unable to serve.

The Board of Directors recommends that shareholders vote “FOR” the election of all of the nominees.

Information regarding the directors is provided below. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of December 31, 2012. The starting year of service as director relates to service on the Board of Directors of the Bank.

Board Nominees for Terms Ending in 2016

Suzanne S. DeFerie has served as President and Chief Executive Officer of the Bank since January 2008 and has served as President and Chief Executive Officer of the Company since its formation in May 2011. Prior to that, Ms. DeFerie was Executive Vice President and Chief Financial Officer of the Bank from October 1991 to December 2007. Age 56. Director since 2008.

Ms. DeFerie’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board of Directors with valuable insight regarding the business and operations of the Company and the Bank. Ms. DeFerie’s knowledge of all aspects of the Company’s and the Bank’s business and history, combined with her success and strategic vision, support her service as our President and Chief Executive Officer.

Leslie D. Green is a community volunteer. Age 55. Director since 1998.

As a result of her extensive contributions to community organizations such as the Mission Hospital Ambassador Program, Leadership Asheville and the Asheville Junior League, Ms. Green provides the Board of Directors with numerous opportunities to continue to serve the local community. She is also is a strong advocate of the Company and the Bank through her widespread civic and community involvement.

Wyatt S. Stevens is an attorney and shareholder with the law firm of Roberts & Stevens, P.A. Age 43. Director since 2004.

As a practicing attorney, Mr. Stevens effectively provides the Board of Directors with important knowledge and insight necessary to assess the legal issues inherent to the business of the Company and the Bank. Mr. Stevens also serves in extensive leadership roles in community organizations.

Directors Continuing in Office

The following directors have terms ending in 2014:

Patricia S. Smith serves as chairman of the Company’s and the Bank’s Board of Directors and is the retired President and Executive Director of the Community Foundation of Western North Carolina, a nonprofit organization that promotes philanthropy in western North Carolina. Age 66. Director since 1996.

Ms. Smith’s strong ties to the community, through her former role as President and Executive Director of the Community Foundation of Western North Carolina, provide the Board of Directors with opportunities to continue to serve the local community. She is also is a strong advocate of the Company and the Bank through her current involvement with local civic and community organizations.

Stephen P. Miller is President of GenSpan, Inc. Mr. Miller served as Executive Vice President of The Biltmore Company, a company designed to promote tourism in Western North Carolina, from 1977 until his retirement in June 2011. Age 58. Director since 1999.

Mr. Miller’s strong ties to the community, through his work with The Biltmore Company, provide the Board of Directors with valuable insight regarding the local business and consumer environment. He also is a strong advocate of the Company and the Bank through his civic and community involvement.

The following directors have terms ending in 2015:

John B. Dickson served as President and Chief Executive Officer of the Bank from 1990 until his retirement in December 2007. Age 68. Director since 1990.

Mr. Dickson’s extensive knowledge of the Bank’s operations, along with his former experience in the local banking industry and involvement in business and civic organizations in the communities that we serve, affords the Board of Directors with valuable insight regarding the business and operations of the Company and the Bank.

John B. Gould is Vice Chairman of the Company’s and Bank’s Board of Directors and has served as the President of Cason Companies, Inc., a petroleum and building supplies company, since 1976. In addition, Mr. Gould has been the managing member of Gould Properties, LLC, a real estate leasing company, since 2008. Age 60. Director since 1997.

Mr. Gould’s background offers the Board of Directors substantial small company management experience, specifically within the region in which the Bank conducts its business, and provides the Board of Directors with valuable insight regarding the local business and consumer environment. In addition, Mr. Gould’s background provides the Board of Directors with critical experience in certain real estate matters, which are essential to the business of the Bank.

Dr. Kenneth E. Hornowski is a retired local dentist and has served as an adjunct professor of dentistry at the University of North Carolina at Chapel Hill since 2001. Age 61. Director since 1998.

Dr. Hornowski’s strong ties to the community, through his former dental practice and his academic contributions to the University of North Carolina at Chapel Hill, provide the Board of Directors with opportunities to continue to serve the local community. He also is a strong advocate of the Company and the Bank through his civic and community involvement.

Item 2 — Ratification of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors selected Dixon Hughes Goodman LLP to be the Company’s independent registered public accounting firm for fiscal 2013, subject to ratification by stockholders. A representative of Dixon Hughes Goodman LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the selection of the independent registered public accounting firm is not approved by a majority of the votes cast, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the selection of the independent registered public accounting firm.

Audit Fees. The following table sets forth the fees paid by the Company and the Bank to Dixon Hughes Goodman LLP for the fiscal years ended December 31, 2012 and 2011.

	2012	2011
Audit fees (1)	$215,472	$144,900
Audit related fees (2)	58,866	161,995
Tax fees (3)	21,470	22,828
All other fees	—	—

(1)	Includes fees for the audit of the consolidated financial statements, accounting research related to the audit, and review of the interim financial information contained in the Company’s Quarterly Reports on Form 10-Q and the Company’s and Bank’s other regulatory reports.
(2)	Includes fees for the audits of employee benefit plans. For 2011, audit related fees also included fees for audit related services performed in connection with the Bank’s 2011 mutual to stock conversion and the Company’s related initial public offering.
(3)	Includes fees for tax compliance services, including preparation of federal and state income tax returns and tax payment and planning advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm. The Company’s Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. The Audit Committee will consider annually and approve the provision of audit services by the independent registered public accounting firm and, if appropriate, approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm. During the year ended December 31, 2012, the audit related fees, tax fees and all other fees set forth above were approved by the Audit Committee.

Item 3 — Advisory Vote on the Approval of Compensation of the Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires, among other things, that the Company permit a non-binding advisory vote on the compensation of its named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.

We believe that our executive compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. We also believe that levels of compensation received by our senior executive officers are fair, reasonable and within the ranges of compensation paid by comparable financial institutions to similarly situated executives.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through the following resolution:

“Resolved, that the Company’s stockholders approve the compensation paid to the Company’s named executive officers, as described in the Compensation Discussion and Analysis and compensation tables and narrative disclosure in this proxy statement.”

Because the vote is advisory, it will not be binding upon the Company or its Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that shareholders vote “FOR” approval of the compensation of the named executive officers.

Item 4 — Advisory Vote on the Frequency of “Say on Pay” Votes

The Dodd-Frank Act requires that the Company provide shareholders with the opportunity to cast a non-binding, advisory vote on their preference as to how frequently the Company should conduct an advisory “say on pay” vote in its proxy materials for future annual shareholder meetings (or any special shareholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting).

Under this proposal, you may vote to have a “say on pay” vote take place every year, every two years or every three years. You may also choose to abstain. Item 3 above is a “say on pay” vote that is being voted on at this year’s annual shareholder meeting. Under Item 4, if you vote “every year,” a “say on pay” vote similar to Item 3 above will be included in the proxy statement every year as opposed to the other alternatives of having such a vote every two years or every three years.

The board of directors believes it is important to give shareholders the opportunity to vote every year on the Company’s executive compensation program, and therefore recommends that shareholders vote for “every year.”

The Board of Directors recommends that shareholders vote to hold an advisory vote on the compensation of the Company’s named executive officers “Every Year.”

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides a description of our decision making process and philosophy for compensating our named executive officers in 2012. This discussion also describes the material components of each named executive officers’ 2012 total compensation packages and details the reasoning behind the decisions made. This discussion should be read together with the compensation tables for our named executive officers located in the “Executive Compensation” section of this proxy statement.

Our 2012 named executive officers were:

Suzanne S. DeFerie, President and Chief Executive Officer

Kirby A. Tyndall, Executive Vice President and Chief Financial Officer

David A. Kozak, Executive Vice President and Chief Lending Officer

Fred A. Martin, Executive Vice President and Chief Information Officer

Vikki D. Bailey, Executive Vice President and Chief Retail Officer

Executive Summary

It is the intent of the Compensation Committee to provide our named executive officers with a total compensation package that is market competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term stockholder value. Consistent with the terms of its charter, the Compensation Committee reviews our executive compensation program annually to ensure that the program incorporates features that mitigate potential for risk taking. In addition to providing our named executive officers with competitive benefits, we also encourage stock ownership.

Compensation Philosophy

Our compensation philosophy starts from the premise that our success depends, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business strategy. We strive to satisfy the demands of our business model by providing our management team with incentives tied to the successful implementation of our business objectives. However, we recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

We base our compensation decisions on the following principles:

•

Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•	Driving Performance – We structure our short-term and long-term incentive compensation plans around the attainment of corporate performance goals that return positive results to our bottom line.

•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

•

Aligning with Stockholders – With the adoption of our 2012 Equity Incentive Plan, we will use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interest with the interests of our stockholders.

Role of Compensation Committee

Our Compensation Committee has been charged with the responsibility for establishing, implementing and monitoring adherence to our compensation philosophy and assuring the named executive officers are effectively compensated in a manner which is internally equitable and externally competitive. See “Peer Group” for a list of peer institutions.

The Compensation Committee reviews all of the elements of compensation for our named executive officers annually to ensure that the mix of benefits accurately reflects our compensation philosophy. The Compensation Committee operates under a written charter that establishes its responsibilities. The Compensation Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Compensation Committee’s role. A copy of our Compensation Committee Charter can be found on our web site (http://ir.ashevillesavingsbank.com/govdocs.aspx?iid=4289733).

Role of Management

Our Chief Executive Officer and Human Resources Manager develop recommendations, with the assistance of outside compensation consultants, regarding the appropriate mix and level of compensation that should be provided to our named executive officers and directors. The Chief Executive Officer develops recommendations for the other named executive officers and the Compensation Committee, with Board approval, determines our Chief Executive Officer’s compensation package. The management recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Chief Executive Officer meets with the Compensation Committee to discuss the recommendations and also reviews with the Committee her recommendations concerning the compensation of our named executive officers. Our Chief Executive Officer does not participate in Committee discussions relating to her compensation.

Role of the Compensation Consultant

In 2012, the Compensation Committee retained the services of ChaseCompGroup, LLC, an independent compensation consulting firm, to conduct the annual executive compensation review for its named executive officers. The review provided the compensation committee with compensation information that allowed the Committee to view our executive compensation program in light of the compensation programs provided by our peers. See “— Peer Group” for a list of our peer institutions.

A representative from ChaseCompGroup, LLC attended one Compensation Committee meeting during the 2012 fiscal year. While the Compensation Committee considers input from ChaseCompGroup, LLC when making compensation decisions, the Committee’s final decisions reflect many factors and considerations.

Peer Group

For 2012, ChaseCompGroup, LLC, with the assistance of Asheville Savings Bank’s Chief Executive Officer and Human Resources Manager, selected the following financial institutions as a peer group to benchmark compensation levels for our named executive officers. This peer group was presented to the Compensation Committee for approval.

Below is a list of the institutions that made up our peer group for 2011 (used to set 2012 pay) and 2012 (used to assess competitiveness of 2012 pay and set 2013 pay). As noted below, ten banks were added to our peer group from 2011 to 2012. In addition, six banks were deleted from the peer group from 2011 to 2012 due to acquisitions and mergers.

1st Financial Services Corporation *	Jefferson Bancshares, Inc. *
American National Bankshares, Inc.	National Bankshares, Inc.
Carolina Bank Holdings, Inc.	New Century Bancorp, Inc.
Crescent Financial Corporation	New Peoples Bankshares, Inc. *
ECB Bancorp, Inc.	North State Bancorp
First Capital Bancorp, Inc. *	Palmetto Bancshares, Inc.
First Community Corporation *	Peoples Bancorp of North Carolina, Inc.
First Farmers and Merchants Corporation *	Southern First Bancshares, Inc.
First Security Group, Inc. *	Uwharrie Capital Corp. *
First South Bancorp, Inc.	Valley Financial Corporation
Four Oaks Fincorp, Inc. *	Village Bank and Trust Financial Corp. *
Franklin Financial Corporation

*	Added to peer group in 2012.

In our total compensation analysis for 2012, we used a peer group of 23 publicly traded banks. Our compensation consultant focused on banks with assets between $520 million and $1.3 billion as of December 31, 2011 located in medium-sized metropolitan areas in non-coastal North Carolina, South Carolina, and central Virginia, positioning us at approximately the 55th percentile of our peer group.

Compensation Elements

The following elements made up the fiscal 2012 compensation program for our named executive officers.

Element	Form of Compensation	Purpose	Performance Criteria
Base salary	Cash	Provides a competitive level of fixed compensation that attracts and retains skilled management	Each individual officer’s performance and contribution to Asheville Savings Bank
Incentive compensation (Management Incentive Plan)	Cash	Provides additional compensation to enhance the Bank’s performance and to attract and retain skilled management	On an annual basis, Asheville Savings Bank sets aside a pool of funds and distributes the funds based on each participant’s achievement of individual performance goals
Health and welfare plans		Provides eligibility to receive available health and other welfare benefits paid for, in whole or in part, by Asheville Savings Bank, S.S.B., including broad-based medical, dental, life insurance, long-term care and disability plans	Not performance-based
Non-qualified deferral plan (Officers and Directors Deferral Plan) (1)	Cash deferral plan	Provides management with a mechanism to defer income	Not performance-based
Qualified and non-qualified retirement plans	Cash for pension and 401(k) plan related benefits and Company stock for ESOP	Provides competitive retirement-planning benefits to attract and retain skilled management	Not performance-based

(1)	Currently, no named executive officers participate in this plan. With the implementation of our 2012 Equity Incentive Plan, equity compensation will have a role in our executive compensation program in 2013.

Base Salary. Our Compensation Committee sets base salaries for our named executive officers based primarily on:

(1)	each individual officer’s performance and contribution to our Company;

(2)	the Bank’s financial performance for the prior year; and

(3)	base salaries paid to executive officers at comparable companies.

For 2012, the Committee’s information on base salaries at comparable companies comes from a variety of sources including, but not limited to, an external analysis prepared by ChaseCompGroup, LLC. See “Peer Group” for information on the peer financial institutions that were used by the Compensation Committee to benchmark base salaries for fiscal 2012.

See “Executive Compensation — Summary Compensation Table” for the base salaries paid to our named executive officers in fiscal 2012.

Incentive Compensation Program

Management Incentive Plan (“MIP”). The MIP is intended to provide participants with an incentive to enhance the profitability of Asheville Savings Bank within the constraints of safe, sound banking practices by providing participants with a cash payment if Asheville Savings Bank attains certain corporate performance goals. The Chief Executive Officer of Asheville Savings Bank administers the plan with the consent and approval of the board of directors or its designated committee. Subject to the provisions of the plan, the board of directors has the authority to determine the levels for performance factors and award triggers, to approve incentive awards, interpret the plan and prescribe all rules relating to the plan. The Chief Executive Officer recommends the employees who should participate in the plan each year and the board of directors of Asheville Savings Bank approves their participation in the plan.

The MIP provides for annual payouts. The Compensation Committee, in conjunction with the board of directors, in 2012 established the performance goals for each of our named executive officers on an annual basis, focusing on performance measures that are critical to our growth and profitability. The 2012 MIP targeted four performance measures: (1) corporate net income, (2) asset quality, (3) ending loan balances, and (4) average core deposit balances. The Compensation Committee assigns a weighting to each performance measure. In 2012, the highest weighting was assigned to corporate net income (40%). See the individual scorecards below for the weighting given to each of the performance goals.

The minimum, target and maximum levels are then linked to an incentive opportunity that is calculated based on each executive’s base salary and position in Asheville Savings Bank. Based on the economic environment, reduced earnings, and consistent with management recommendations for the 2011 MIP, management recommended a 50% reduction in the payout percentages of salary for all MIP participants during 2012. For example, Ms. DeFerie’s incentive opportunities ranged from 11.3% of base pay at the minimum level, 22.5% of base pay at the target level and 33.8% of base pay at the maximum level.

To be eligible to receive an MIP payout, plan participants must be employed by Asheville Savings Bank on the last day of the plan year. However, the Compensation Committee, in its sole discretion, may pay awards on a pro rata basis if the named executive officers are not employed as of the payment date due to retirement or disability. Before MIP awards are distributed, our board of directors, or its designated committee, must approve the awards and our external auditors must confirm that all of the corporate goals, as set forth in the tables below, have been satisfied.

2012 Management Incentive Plan Awards

The following tables set forth the performance measures and the weight given to each measure for each named executive officer. The tables also illustrate the threshold, target and maximum levels of incentive compensation each named executive was eligible to earn upon the achievement of each of the noted goals. The board of directors can also exercise negative discretion and make no payments under the Plan despite the satisfaction of the noted performance goals. All of the named executive officers participated in the 2012 MIP. See “Executive Compensation—Summary Compensation Table” for details on MIP awards earned in 2012.

Suzanne S. DeFerie, President and Chief Executive Officer		Payment Range as a Percentage of Base Salary			2012	Bank Performance Goals ($ in thousands)
Bank Objective:	Weight	Minimum (11.3%)	Target (22.5%)	Maximum (33.8%)	Actual Payout	Minimum	Target	Maximum
Net income before incentive	40%	$13,685	$27,249	$40,934	$—	$2,200	$2,200	$3,299
Asset quality	35%	11,975	23,843	35,818	21,882	5.87%	4.89%	3.91%
Ending loan balances	15%	5,132	10,218	15,350	—	$297,782	$297,782	$446,672
Average core deposit balances	10%	3,421	6,812	10,234	6,864	356,670	361,543	542,314

Totals	100%	$34,213	$68,122	$102,336	$28,746

Kirby A. Tyndall, Executive Vice President and Chief Financial Officer		Payment Range as a Percentage of Base Salary			2012	Bank Performance Goals ($ in thousands)
Bank Objective:	Weight	Minimum (8.8%)	Target (17.5%)	Maximum (26.3%)	Actual Payout	Minimum	Target	Maximum
Net income before incentive	40%	$6,054	$12,040	$18,094	$—	$2,200	$2,200	$3,299
Asset quality	35%	5,298	10,535	15,833	9,670	5.87%	4.89%	3.91%
Ending loan balances	15%	2,270	4,515	6,785	—	$297,782	$297,782	$446,672
Average core deposit balances	10%	1,514	3,010	4,524	3,033	356,670	361,543	542,314

Totals	100%	$15,136	$30,100	$45,236	$12,703

David A. Kozak, Executive Vice President and Chief Lending Officer		Payment Range as a Percentage of Base Salary			2012	Bank Performance Goals ($ in thousands)
Bank Objective:	Weight	Minimum (8.8%)	Target (17.5%)	Maximum (26.3%)	Actual Payout	Minimum	Target	Maximum
Net income before incentive	40%	$6,054	$12,040	$18,094	$—	$2,200	$2,200	$3,299
Asset quality	35%	5,298	10,535	15,833	9,670	5.87%	4.89%	3.91%
Ending loan balances	15%	2,270	4,515	6,785	—	$297,782	$297,782	$446,672
Average core deposit balances	10%	1,514	3,010	4,524	3,033	356,670	361,543	542,314

Totals	100%	$15,136	$30,100	$45,236	$12,703

Fred A. Martin, Executive Vice President and Chief Information Officer		Payment Range as a Percentage of Base Salary			2012	Bank Performance Goals ($ in thousands)
Bank Objective:	Weight	Minimum (8.8%)	Target (17.5%)	Maximum (26.3%)	Actual Payout	Minimum	Target	Maximum
Net income before incentive	40%	$5,104	$10,150	$15,254	$—	$2,200	$2,200	$3,299
Asset quality	35%	4,466	8,881	13,347	8,152	5.87%	4.89%	3.91%
Ending loan balances	15%	1,914	3,806	5,720	—	$297,782	$297,782	$446,672
Average core deposit balances	10%	1,276	2,538	3,814	2,557	356,670	361,543	542,314

Totals	100%	$12,760	$25,375	$38,135	$10,709

Vikki D. Bailey, Executive Vice President and Chief Retail Officer		Payment Range as a Percentage of Base Salary			2012	Bank Performance Goals ($ in thousands)
Bank Objective:	Weight	Minimum (6.3%)	Target (12.5%)	Maximum (18.8%)	Actual Payout	Minimum	Target	Maximum
Net income before incentive	40%	$2,863	$5,681	$8,545	$—	$2,200	$2,200	$3,299
Asset quality, branches	10%	716	1,420	2,136	2,136	1.81%	1.51%	1.20%
Ending loan balances, branches	25%	1,790	3,551	5,340	—	$68,414	$68,414	$102,621
Average core deposit balances	25%	1,790	3,551	5,340	3,578	356,670	361,543	542,314

Totals	100%	$7,159	$14,203	$21,361	$5,714

Health and Welfare Plans

Our health and welfare benefit plans are open to all full-time employees. Generally, under each plan, our named executive officers receive either the same benefit as all other salaried employees or a benefit that is exactly proportional, as a percentage of salary, to the benefits that others receive. In addition, Asheville Savings Bank also provides a long-term disability income replacement benefit to all employees equal to 60% of base salary. Our named executive officers are entitled to an additional 15% which results in providing our officers with a 75% income replacement benefit in the event of a disability. A bank-paid long-term care insurance policy is provided to named executive officers, Ms. DeFerie, Mr. Tyndall, Mr. Kozak and Mr. Martin. As of 2012, this plan has been frozen to new participants.

Retirement Plans

401(k) Plan. Participation in our tax-qualified 401(k) plan is available to all of our employees who meet minimum eligibility requirements. This plan allows our employees to save money for retirement in a tax-advantaged manner. Asheville Savings Bank matches 100% of the first 3% a participant defers into the plan and 50% of the next 2%. All of the named executive officers have elected to participate in the 401(k) plan, except for Mr. Martin.

Employee Stock Ownership Plan (ESOP). Participation in our tax qualified ESOP is available to all of our employees over the age of 21 with at least one year of service and 1,000 hours of service per year. The plan provides our employees with the opportunity to accumulate a retirement benefit in our common stock at no cost to the employees. All of the named executive officers participate in the ESOP.

Defined Benefit Plan. Participants in Asheville Savings Bank’s defined benefit pension plan receive retirement benefits based on a participant’s years of service and average compensation over all years of service with Asheville Savings Bank. Participants are 100% vested in their pension plan benefits after five years of service. The Pension Plan was frozen to new participation effective January 1, 2010 and the plan’s benefit accruals for future services were frozen effective March 31, 2013. The decision to freeze the Pension Plan for eligibility and future accruals was based on an analysis of the total costs associated with the Bank’s retirement program, including the implementation of the ESOP in connection with the Bank’s mutual to stock conversion.

Non-Qualified Defined Benefit Pension Plan. Our non-qualified defined benefit pension plan (the “Excess Plan”) is intended to provide supplemental retirement benefits to a select group of management or highly compensated employees. The plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code and is to be construed and interpreted in accordance with the requirements of Section 409A and the regulations and guidance issued thereunder. Participants are entitled to an accrued benefit under the Excess Plan equal to the difference between the accrued benefit under our tax-qualified Defined Benefit Pension Plan without regard to the limits imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code on compensation and the actual accrued benefit under the Defined Benefit Pension Plan. Participants vest in their Excess Plan benefit in accordance with the vesting schedule in the Defined Benefit Pension Plan. Generally, participants may elect the form of annuity payment under the Excess Plan. As of December 31, 2012, Ms. DeFerie was the only active named executive officer participating in the Excess Plan. The Non-qualified Pension Plan was frozen to new participation effective January 1, 2010 and the plan’s benefit accruals for future services was frozen effective March 31, 2013. The decision to freeze the Pension Plan for eligibility and future accruals was based on an analysis of the total costs associated with the Bank’s retirement program, including the implementation of the ESOP in connection with the Bank’s mutual to stock conversion.

Our retirement plans and arrangements are consistent with the arrangements provided to senior executive officers in the banking industry and assist us in attracting and retaining top talent by providing executives with financial security in retirement.

Equity Incentive Plan

In 2012, our shareholders approved the ASB Bancorp, Inc. Equity Incentive Plan. The plan provides for the grant of restricted stock and stock options to eligible employees and members of our Board of Directors. Our Compensation Committee has developed a long-term incentive program that uses our equity incentive plan to align the interests of our directors and named executive officers with our stockholders and focuses our executives on long-term sustained performance through the grant of stock options and restricted stock. Consistent with our compensation philosophy, in February 2013, our Compensation Committee awarded each of our named executive officers stock options and restricted stock under our 2012 Equity Incentive Plan. These awards vest ratably over a five-year period.

Stock Compensation Grant and Award Practices; Timing Issues

The Compensation Committee considers whether to make stock option grants and/or award other forms of equity on an annual basis based on the shares available under the Company’s Equity Incentive Plan and the regulatory limits imposed on equity awards. The Compensation Committee’s process with respect to the determination of grant dates or the stock option exercise prices is made after carefully considering our timing of earnings releases and/or other material nonpublic information to ensure that there is no manipulation of the market to the executive’s benefit. The Compensation Committee’s decisions are reviewed and ratified by the full Board of Directors. ASB Bancorp never times the release of material nonpublic information to affect the value of executive compensation. In general, the release of such information reflects established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure. In accordance with the Company’s Equity Incentive Plan, options are granted at an exercise price equal to the closing price of our common stock on NASDAQ Stock Market on the date of grant.

Stock Ownership Guidelines

The Board of Directors of ASB Bancorp, Inc. (the “Company”) believes that it is in the best interest of the Company and its shareholders to align the personal financial interests of the Company’s directors and officers with those of shareholders of the Company. As such, the Board of Directors implemented stock ownership guidelines in the first quarter of 2013 for our directors and named executive officers that allow our directors and named executive officers to satisfy the guidelines within a three year period. The guidelines are based on multiples of annual compensation and all directors and named executive officers currently meet the guidelines, with the exception of Ms. Bailey, who was recently promoted and subjected to these guidelines.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors

John B. Gould, Chairperson

Leslie D. Green

Kenneth E. Hornowski

Stephen P. Miller

Patricia S. Smith

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for the principal executive officer, the principal financial officer and the next three most highly compensated executive officers of the Company whose total compensation for the year ended December 31, 2012 exceeded $100,000. These individuals are referred to in this proxy statement as the Company’s “named executive officers.”

Name and Principal Position	Year	Salary	Bonus (1)		Non-Equity Incentive Compensation Plan	Change in Pension Value And Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total

Suzanne S. DeFerie President and Chief Executive Officer	2012 2011 2010	$302,769 285,631 265,631	$	— — —	$28,746 — —	$203,202 117,468 139,433	$43,081 24,278 21,603	$577,798 427,377 426,667

Kirby A. Tyndall (4) Executive Vice President and Chief Financial Officer	2012 2011 2010	172,000 163,000 110,000		— — —	12,703 — —	— — —	38,324 19,739 1,054	223,027 182,739 111,054

David A. Kozak (5) Executive Vice President and Chief Lending Officer	2012 2011 2010	172,000 165,000 160,000		— — —	12,703 — —	15,923 10,131 8,727	38,650 17,348 14,577	239,276 192,479 183,304

Fred A. Martin Executive Vice President and Chief Information Officer	2012 2011 2010	145,000 140,000 120,000		— — —	10,709 — —	16,906 9,399 8,922	27,759 7,256 7,256	200,374 156,655 136,178

Vikki D. Bailey (6) Executive Vice President and Chief Retail Officer	2012 2011 2010	117,184 113,317 110,397		— — —	5,714 — 8,261	84,675 50,893 60,298	17,627 9,278 7,103	225,200 173,488 186,059

(1)	Bonus amounts earned in 2012 were made under our Management Incentive Plan and are reported in the “Non-Equity Incentive Compensation” column.
(2)	Represents the aggregate year over year change in the actuarial present value of the accumulated benefit under all defined benefit plans, including supplemental plans, as of December 31, 2012. For 2012 and 2011, the most significant portion of the change in value is due to a decrease in the discount rate assumptions used in the tax-qualified defined benefit plan’s actuarial calculation. See footnote 2 to the defined benefit plan table included in “— Retirement Benefits” for additional information.
(3)	Includes 401(k) Plan matching contribution in the amount of $11,399 for Ms. DeFerie and executive long-term care insurance premiums in the amount of $10,507 for Mr. Tyndall. Also includes the market value of the 2012 ESOP allocation in April 2013 as follows: Ms. DeFerie: $20,097; Mr. Tyndall: $14,119; Mr. Kozak: $14,460; and Mr. Martin: $12,282.
(4)	Mr. Tyndall was appointed Executive Vice President and Chief Financial Officer of the Bank effective September 1, 2010. From January 1, 2010 to August 31, 2010, Mr. Tyndall served as Vice President and Finance Special Projects Coordinator of the Bank.
(5)	Mr. Kozak was appointed Executive Vice President and Chief Lending Officer of the Bank effective July 16, 2010. From January 1, 2010 to July 15, 2010, Mr. Kozak served as Executive Vice President and Senior Lending Officer of the Bank.
(6)	Ms. Bailey was appointed Executive Vice President and Chief Retail Officer of the Bank effective December 1, 2012. From September 1, 2011 to November 30, 2012, Ms. Bailey served as Senior Vice President and Regional Manager of the Bank. From October 1, 2009 to August 31, 2011, Ms. Bailey served as Senior Vice President and Hendersonville Market Executive of the Bank.

Employment Agreements

The Company and the Bank entered into employment agreements with each of Ms. DeFerie and Messrs. Tyndall, Kozak, and Martin effective October 18, 2011. Ms. DeFerie’s employment agreement provides for a three-year term, each of Messrs. Tyndall’s, Kozak’s and Martin’s employment agreements provides for a two-year term with a three-year change in control provision. All of the employment agreements are subject to annual renewal by the Board of Directors for an additional year beyond the then-current expiration date. Also, on December, 1, 2012, the Bank entered into a two-year employment agreement with a three-year change in control provision with Ms. Bailey, who was named an executive officer effective December 1, 2012.

The agreements provide the named executive officers with certain post-termination benefits. See “— Potential Post-Termination Benefits Tables.” Upon termination of employment without cause or for good reason, other than termination in connection with a change in control, each executive will be required to adhere to a one-year non-competition restriction.

Retirement Benefits

The following table sets forth the actuarial present value at December 31, 2012 of Ms. DeFerie’s, Mr. Kozak’s, Mr. Martin’s and Ms. Bailey’s accumulated benefit under our defined benefit plans, along with the number of years of credited service under the respective plans. The defined benefit pension plans were frozen to new participants effective December 31, 2009. Therefore, Mr. Tyndall does not participate in our defined benefit pension plans. Ms. DeFerie is the only participant in our non-qualified pension plan.

Name	Plan Name	Number of Years of Credited Service (1)	Present Value of Accumulated Benefit (2)

Suzanne S. DeFerie	Asheville Savings Bank Employees’ Pension Plan	21	$807,689

	Asheville Savings Bank Non-Qualified Pension Plan	n/a	272,901

David A. Kozak	Asheville Savings Bank Employees’ Pension Plan	5	55,361

Fred A. Martin	Asheville Savings Bank Employees’ Pension Plan	7	57,565

Vikki D. Bailey	Asheville Savings Bank Employees’ Pension Plan	25	470,871

(1)	Represents the number of years of credited service used to determine the benefit under the pension plan.
(2)	The present value of each executive’s accumulated benefit assumes normal retirement at age 65, the election of a single life form of pension and is based on a 4.34% discount rate for the Employees’ Pension Plan and a 3.98% discount rate for the Non-Qualified Pension Plan.

Tax-Qualified Defined Benefit Pension Plan. The Bank’s Employees’ Pension Plan is a defined benefit tax qualified retirement program that was frozen to new participants in December 2009. The plan provides benefits based on a formula that takes into account a portion of an employee’s earnings for each fiscal year, subject to applicable Internal Revenue Service limitations. If a participant elects to retire upon the attainment of age 65, his or her normal retirement benefit will be determined using the following formula: 40% of average compensation as of December 31, 2009, reduced for years of service which are less than 25 years, plus 0.65% of average compensation as of December 31, 2009 in excess of $10,000 multiplied by years of service as of December 31, 2009 (up to a maximum of 25 years), plus 0.5% of post-2009 average compensation multiplied by years of service on or after January 1, 2010, when such years of service combined with years of service as of December 31, 2009 does not exceed 25 years.

With respect to the pension plan, “average compensation” is defined as follows: (i) for years of service completed before January 1, 2009, pay received in 2008; and (ii) for years of service completed after December 31, 2008, pay received during the year in which a participant retires. In no event will average compensation exceed the average of a participant’s final five consecutive calendar years of actual compensation. The plan defines compensation as a participant’s Form W-2 compensation, including certain applicable pre-tax deductions, up to the Internal Revenue Service limits on compensation.

Non-Qualified Defined Benefit Pension Plan. The Bank maintains a non-qualified defined benefit pension plan to provide participants whose compensation under the Bank’s tax-qualified defined benefit pension plan exceeds the limitations established under the Internal Revenue Code to receive a restorative benefit under a non-qualified defined benefit pension plan. Benefits payable under the non-qualified pension plan are equal to the excess of (i) the amount that would be payable in accordance with the terms of the tax-qualified defined benefit pension plan disregarding the limitations imposed pursuant to Sections 401(a)(17) and 415 of the Internal Revenue Code over (ii) the pension benefit actually payable under the tax-qualified defined benefit pension plan taking the Section 401(a)(17) and 415 limitations into account. Ms. DeFerie is the only named executive officer that is accruing a benefit under the non-qualified pension plan. All benefits are payable in the same time and manner as the benefits are paid under the Bank’s tax-qualified defined benefit pension plan.

Potential Post-Termination Benefits

Payments Due Upon Disability. Under the employment agreements, if an executive is terminated following a determination that he or she is totally and permanently disabled and unable to perform the duties of his or her position on a full-time basis for a period of six consecutive months, or upon receiving long-term disability benefits under an employee benefit plan provided by the bank, the bank will pay the executive salary and benefits that they are entitled to until the end of the payroll period in which the date of termination occurs. Under the terms of the Management Incentive Plan, prorated benefits are paid in the event of disability. Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from disability.

Payments Due Upon Resignation By Executive. Upon thirty days prior notice, the executive may resign or voluntarily leave the employ of company, other than under circumstances treated as resignation for good reason. If an executive resigns without good reason, he or she will be paid any accrued and unpaid salary and accrued and unused paid time off through his or her date of resignation. Under the terms of the Management Incentive Plan, the Board of Directors, or if so delegated the Compensation Committee, will, in its sole discretion, determine if benefits are paid in the event of termination. Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from resignation.

Payments Due Upon Termination For Cause. If the executive’s employment is terminated for cause, or the Company has cause for termination and the executive voluntarily resigns, the executive will not be entitled to any further compensation or benefits, other than payment for any accrued and unused paid time off. Under the terms of the Management Incentive Plan, the Board of Directors, or if so delegated the Compensation Committee, will, in its sole discretion, determine if benefits are paid in the event of termination. Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from termination for cause.

Payments Due Upon Death. Under their employment agreements, an executive’s estate is entitled to receive the executive’s base salary at the rate in effect at the time of executive’s death for a period of one month after the date of death and to receive the executive’s pay for any accrued and unused paid time off. Under the terms of the Management Incentive Plan, prorated benefits are paid in the event of death. Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from death.

Payments Due Upon Resignation For Good Reason. If an executive resigns for good reason, as defined in the employment agreement, the bank will continue to pay the executive his or her base pay as of the date of resignation through the remaining term of the employment agreement. In addition, the bank will pay the executive’s health and life insurance coverage through the remaining term of the employment agreement. Under the terms of the Management Incentive Plan, the Board of Directors, or if so delegated the Compensation Committee, will, in its sole discretion, determine if benefits are paid in the event of resignation for good reason. Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from resignation for good reason.

Payments Due Upon Involuntary Termination Without Cause. If an executive’s employment is terminated for reasons other than for cause, the executive will continue to be paid his or her base salary as of the date he or she is terminated without cause through the expiration date of the employment agreement. In addition, the bank will continue to pay the executive’s health and life insurance coverage through the remaining term of the employment agreement. Under the terms of the Management Incentive Plan, the Board of Directors, or if so delegated the Compensation Committee, will, in its sole discretion, determine if benefits are paid in the event of termination. Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from involuntary termination without cause.

Payments Due Upon a Change of Control. The executives’ employment agreements provide that in the event of a change of control followed by termination without cause or resignation for good reason, the bank will pay the executive a severance payment equal to three times the sum of his or her annual base salary at the rate then in effect, or if greater, the amount in effect immediately preceding the change in control. In addition, the bank will pay the executive the average of cash bonuses paid or accrued on his or her behalf during the three prior years as well as continuation of the executive’s health and life insurance coverage for thirty-six months. Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from a change of control followed by termination without cause or resignation for good reason.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and we would not be entitled to deduct such amount. The agreements provide for the reduction of change in control payments to the executives to the extent necessary to ensure that they will not receive “excess parachute payments,” which otherwise would result in the imposition of an excise tax, if such reduction would result in a larger after-tax payment to the executive.

Potential Post-Termination Benefits Tables. The amount of compensation payable to each named executive officer upon disability, voluntary termination or termination for cause; death;

resignation for good reason or termination without cause; or change of control is shown below. The amounts shown are estimates that assume the executive officer’s termination was effective as of December 31, 2012 and include amounts earned through December 31, 2012. The amounts do not include the executive’s account balances in Asheville Savings Bank’s tax-qualified retirement plans or paid time off to which each executive has a non-forfeitable interest. The actual amounts to be paid out can only be determined at the time of an executive officer’s separation from service.

The following payment table provides the amount of compensation payable to our named executive officers for each of the situations listed below.

		Payment Due Upon
		Disability, Resignation or Termination For Cause	Death	Resignation For Good Reason or Termination Without Cause (1)	Change of Control With Termination of Employment

Suzanne S. DeFerie	Cash severance	$—	$25,231	$845,230	$937,053
	Health and welfare benefits (2)	—	—	21,009	22,577
	Management Incentive Plan	28,746	28,746	28,746	—
	Non-qualified defined benefit plan (3)	15,089	15,089	15,089	15,089

	Total	$43,835	$69,066	$910,074	$974,719

Kirby A. Tyndall	Cash severance	$—	$14,333	$308,167	$528,703
	Health and welfare benefits (2)	—	—	10,810	18,102
	Management Incentive Plan	12,703	12,703	12,703	—

	Total	$12,703	$27,036	$331,680	$546,805

David A. Kozak	Cash severance	$—	$14,333	$308,167	$528,703
	Health and welfare benefits (2)	—	—	13,393	22,426
	Management Incentive Plan	12,703	12,703	12,703	—

	Total	$12,703	$27,036	$334,263	$551,129

Fred A. Martin	Cash severance	$—	$12,083	$259,792	$445,709
	Health and welfare benefits (2)	—	—	10,648	17,829
	Management Incentive Plan	10,709	10,709	10,709	—

	Total	$10,709	$22,792	$281,149	$463,538

Vikki D. Bailey	Cash severance	$—	$11,250	$241,875	$418,975
	Health and welfare benefits (2)	—	—	13,041	21,836
	Management Incentive Plan	5,714	5,714	5,714	—

	Total	$5,714	$16,964	$260,630	$440,811

(1)	“Good Reason” means the material breach of the agreement by the Bank or Company, including: (i) a material change to the executive’s responsibilities or authority; (ii) a liquidation or dissolution of the company or the bank, other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executive; (iii) a reduction in the executive’s base salary; or (iv) a relocation of executive’s principal place of employment by more than thirty-five miles from its location as of the effective date.
(2)	Represents the value of coverage under the Bank’s health and life insurance programs for a period of 33.5 months for Ms. DeFerie and 21.5 months for the other executives upon resignation for good reason or termination without cause, or for a period of 36 months for all executives upon a change of control with termination of employment.
(3)	Represents the annual accrued benefit Ms. DeFerie is entitled to receive under the non-qualified defined benefit pension plan, as adjusted for separation from service prior to her normal retirement age (65). Annual payments will commence following separation from service. Ms. DeFerie is the only current participant in the non-qualified defined benefit pension plan.

OTHER INFORMATION RELATING TO

DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in the Company’s common stock during the year ended December 31, 2012.

Transactions with Related Persons

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. All outstanding loans made by the Bank to its directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Pursuant to the Company’s Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. Also, in accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (1) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

The aggregate outstanding balance of loans extended by the Bank to its executive officers and directors and related parties was $4.8 million at December 31, 2012. These loans were performing according to their original terms at December 31, 2012. In addition, these loans were made in the ordinary course of business, on substantially the same terms, including interest rates except for those made in accordance with employee benefits program discussed above and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features when made.

Other Transactions. Since January 1, 2012, there have been no transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers and directors had or will have a direct or indirect material interest.

SUBMISSION OF BUSINESS PROPOSALS AND SHAREHOLDER NOMINATIONS

The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 16, 2013. If next year’s annual meeting is held on a date that is more than 30 calendar days from May 23, 2014, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nomination and/or proposals to the Company’s Secretary not less than 90 days before the date of the annual meeting. However, if less than 100 days’ notice or prior public disclosure of the annual meeting is given to shareholders, such notice must be delivered not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed to shareholders or public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.

SHAREHOLDER COMMUNICATIONS

The Company encourages shareholder communications to the Board of Directors and/or individual directors. All communications from shareholders should be addressed to ASB Bancorp, Inc., 11 Church Street, Asheville, North Carolina 28801. Communications to the Board of Directors should be sent to the attention of Cindy Hamrick, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Shareholders who wish to communicate with a committee of the Board of Directors should send their communications to the attention of the Chairman of the particular committee, with a copy to Kenneth E. Hornowski, the Chairman of the Nominating and Corporate Governance Committee. It is in the discretion of the Nominating and Corporate Governance Committee as to whether a communication sent to the full Board should be brought before the full Board.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company does not plan to engage a proxy solicitation firm for its 2013 Annual Meeting. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report on Form 10-K has been included with this proxy statement. Any shareholder who has not received a copy of the Annual Report on Form 10-K may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ CINDY E. HAMRICK

Cindy E. Hamrick
Corporate Secretary

Asheville, North Carolina

April 15, 2013

z	REVOCABLE PROXY ASB BANCORP, INC.	{

ANNUAL MEETING OF SHAREHOLDERS

MAY 23, 2013

10:30 A.M., LOCAL TIME

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints the official proxy committee of the Board of Directors of ASB Bancorp, Inc. (the “Company”), consisting of Patricia S. Smith and Stephen P. Miller, and each of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the annual Meeting of Shareholders to be held on May 23, 2013 at 10:30 a.m., local time, at Asheville Savings Bank’s operations and administration Center, located at 901 Smoky Park Highway, Candler, North Carolina, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

Mark here for address change.	☐

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 23, 2013

This Proxy Statement and the Company’s annual report on form 10-K, as filed with the Securities and Exchange Commission, are available at http://www.cfpproxy.com/7073.

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold	For All Except
1.	The election as directors of all nominees listed for a term of three years (unless the “For All Except” box is marked and the instructions below are complied with).	☐	☐	☐

(01) Suzanne S. DeFerie (02) Leslie D. Green (03) Wyatt S. Stevens

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

		For	Against	Abstain
2.	The ratification of the selection of Dixon Hughes Goodman LLP as the independent registered public accounting firm of ASB Bancorp, Inc. for the fiscal year ending December 31, 2013.	☐	☐	☐

		For	Against	Abstain
3.	The approval, on a non-binding advisory basis, of the compensation of the named executive officers.	☐	☐	☐

	Every Year	Every Two Years	Every Three Years	Abstain
4.	The approval, on a non-binding advisory basis, of the frequency of future shareholder “say on pay” advisory votes. ☐	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1 THROUGH 3 ABOVE; AND FOR “EVERY YEAR” WITH RESPECT TO PROPOSAL 4 ABOVE.

This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the nominees and proposals listed in 1, 2 and 3 above and for “EVERY YEAR” with respect to proposal 4 above. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the Annual Meeting.

The above signed acknowledges receipt from ASB Bancorp, Inc., before the execution of this proxy, of a proxy statement for the annual meeting of shareholders and an Annual Report to Shareholders for the year ended December 31, 2012.

x	7073	y

z	REVOCABLE PROXY ASB BANCORP, INC.	{

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-877-265-4030 Toll-Free on a Touch-Tone
Phone anytime prior to 3 a.m., May 23, 2013.

To Vote by Internet:

Go to http://www.rtcoproxy.com/asbb prior to 3 a.m., May 23, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you plan to attend the meeting. ☐
Mark here for address change. ☐

Annual Meeting Materials are available at:
http://www.cfpproxy.com/7073

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold	For All Except			For	Against	Abstain
1.	The election as directors of all nominees listed for a term of three years (unless the “For All Except” box is marked and the instructions below are complied with).	☐	☐	☐	2.	The ratification of the selection of Dixon Hughes Goodman LLP as the independent registered public accounting firm of ASB Bancorp, Inc. for the fiscal year ending December 31, 2013.	☐	☐	☐
							For	Against	Abstain
	(01) Suzanne S. DeFerie (02) Leslie D. Green (03) Wyatt S. Stevens				3.	The approval, on a non-binding advisory basis, of the compensation of the named executive officers.	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.						Every Year	Every Two Years	Every Three Years	Abstain
					4.	The approval, on a non-binding advisory basis, of the frequency of future shareholder “say on pay” advisory votes. ☐	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1 THROUGH 3 ABOVE; AND FOR “EVERY YEAR” WITH RESPECT TO PROPOSAL 4 ABOVE.

This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the nominees and proposals listed in 1, 2 and 3 above and for “EVERY YEAR” with respect to proposal 4 above. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the Annual Meeting.

	Please be sure to date and sign this proxy card in the box below.	Date

	Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

x	y

ASB BANCORP, INC. – ANNUAL MEETING, MAY 23, 2013

YOUR VOTE IS IMPORTANT!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 23, 2013

This Proxy Statement and the Company’s annual report on form 10-K, as filed with the Securities and Exchange Commission, are available

at http://www.cfpproxy.com/7073.

You can vote in one of three ways:

1.	Call toll free 1-877-265-4030 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/asbb and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

ASB BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 23, 2013

10:30 A.M., LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of the Board of Directors of ASB Bancorp, Inc. (the “Company”), consisting of Patricia S. Smith and Stephen P. Miller, and each of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the annual Meeting of Shareholders to be held on May 23, 2013 at 10:30 a.m., local time, at Asheville Savings Bank’s operations and administration Center, located at 901 Smoky Park Highway, Candler, North Carolina, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

The above signed acknowledges receipt from ASB Bancorp, Inc., before the execution of this proxy, of a proxy statement for the annual meeting of shareholders and an Annual Report to Shareholders for the year ended December 31, 2012.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

7073

z	Asheville Savings Bank, S.S.B. Employee Stock Ownership Plan VOTING INSTRUCTION CARD	{

YOUR VOTE IS IMPORTANT!
VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-877-265-4030 Toll-Free on a Touch-Tone
Phone anytime prior to 3 a.m., May 16, 2013.

To Vote by Internet:

Go to http://www.rtcoproxy.com/asbb prior to 3 a.m., May 16, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Annual Meeting Materials are available at:
http://www.cfpproxy.com/7073

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold	For All Except			For	Against	Abstain
1.	The election as directors of all nominees listed for a term of three years (unless the “For All Except” box is marked and the instructions below are complied with).	☐	☐	☐	2.	The ratification of the selection of Dixon Hughes Goodman LLP as the independent registered public accounting firm of ASB Bancorp, Inc. for the fiscal year ending December 31, 2013.	☐	☐	☐
							For	Against	Abstain
	(01) Suzanne S. DeFerie (02) Leslie D. Green (03) Wyatt S. Stevens				3.	The approval, on a non-binding advisory basis, of the compensation of the named executive officers.	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.						Every Year	Every Two Years	Every Three Years	Abstain
					4.	The approval, on a non-binding advisory basis, of the frequency of future shareholder “say on pay” advisory votes. ☐	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1 THROUGH 3 ABOVE; AND FOR “EVERY YEAR” WITH RESPECT TO PROPOSAL 4 ABOVE.
The ESOP Trustee is hereby authorized to vote any shares allocated to me in its trust capacity as indicated above.
Please date, sign and return this form in the enclosed postage-paid envelope no later than May 16, 2013.

	Please be sure to date and sign this card in the box below.	Date

	Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this card. .

x	y

ASB BANCORP, INC. – ANNUAL MEETING, MAY 23, 2013

YOUR VOTE IS IMPORTANT!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 23, 2013

This Proxy Statement and the Company’s annual report on form 10-K, as filed with the Securities and Exchange Commission, are available at

http://www.cfpproxy.com/7073.

You can vote in one of three ways:

1.	Call toll free 1-877-265-4030 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/asbb and follow the instructions.

or

3.	Mark, sign and date your voting instruction card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

Asheville Savings Bank, S.S.B. Employee Stock Ownership Plan

VOTING INSTRUCTION CARD

ASB BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 23, 2013

10:30 A.M., LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I understand that Pentegra Trust Company, the ESOP Trustee, is the holder of record and custodian of all shares of ASB Bancorp, Inc. (the “Company”) common stock allocated to me under the ESOP. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 23, 2013. Accordingly, you are to vote my shares as follows (please check one):

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

7289

z	Asheville Savings Bank, S.S.B. Retirement Savings Plan VOTING INSTRUCTION CARD	{

YOUR VOTE IS IMPORTANT!
VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-877-265-4030 Toll-Free on a Touch-Tone
Phone anytime prior to 3 a.m., May 16, 2013.

To Vote by Internet:

Go to http://www.rtcoproxy.com/asbb prior to 3 a.m., May 16, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Annual Meeting Materials are available at: http://www.cfpproxy.com/7073

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold	For All Except			For	Against	Abstain
1.	The election as directors of all nominees listed for a term of three years (unless the “For All Except” box is marked and the instructions below are complied with).	☐	☐	☐	2.	The ratification of the selection of Dixon Hughes Goodman LLP as the independent registered public accounting firm of ASB Bancorp, Inc. for the fiscal year ending December 31, 2013.	☐	☐	☐
							For	Against	Abstain
	(01) Suzanne S. DeFerie (02) Leslie D. Green (03) Wyatt S. Stevens				3.	The approval, on a non-binding advisory basis, of the compensation of the named executive officers.	☐	☐	☐
	INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.					Every Year	Every Two Years	Every Three Years	Abstain
					4.	The approval, on a non-binding advisory basis, of the frequency of future shareholder “say on pay” advisory votes. ☐	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1 THROUGH 3 ABOVE; AND FOR “EVERY YEAR” WITH RESPECT TO PROPOSAL 4 ABOVE.
The 401(k) Plan Trustee is hereby authorized to vote any shares allocated to me in its trust capacity as indicated above.
Please date, sign and return this form in the enclosed postage-paid envelope no later than May 16, 2013.

	Please be sure to date and sign this card in the box below.	Date

	Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this card.

x	y

ASB BANCORP, INC. — ANNUAL MEETING, MAY 23, 2013

YOUR VOTE IS IMPORTANT!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 23, 2013

This Proxy Statement and the Company’s annual report on form 10-K, as filed with the Securities and Exchange Commission, are available at

http://www.cfpproxy.com/7073.

You can vote in one of three ways:

1.	Call toll free 1-877-265-4030 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/asbb and follow the instructions.

or

3.	Mark, sign and date your voting instruction card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

Asheville Savings Bank, S.S.B. Retirement Savings Plan

VOTING INSTRUCTION CARD

ASB BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 23, 2013

10:30 A.M., LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I understand that Pentegra Trust Company, the 401(k) Plan Trustee, is the holder of record and custodian of all shares of ASB Bancorp, Inc. (the “Company”) common stock credited to my account under the Asheville Savings Bank, S.S.B. Retirement Savings Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 23, 2013. Accordingly, you are to vote my shares as follows (please check one):

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

7288

z	ASB Bancorp, Inc. 2012 Equity Incentive Plan VOTING INSTRUCTION CARD	{

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY MAY 16, 2013 VOTING INSTRUCTIONS
Stockholders of record have three ways to vote: 1. By Mail; or 2. By Fax; or 3. By Email.

To Vote by Fax:

Send to First Bankers Trust Services at 217-228-6815

Attn: Dane Jansen

To Vote by Email:

Scan completed voting card

Send to dane.jansen@fbtservices.com

Type “ASB Bancorp, Inc. Proxy Vote” in the subject line.

Please note that the last vote received from a shareholder, whether by mail, by fax or by email, will be the vote counted.

Annual Meeting Materials are available at: http://www.cfpproxy.com/7073

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold	For All Except		For	Against	Abstain
1. The election as directors of all nominees listed for a term of three years (unless the “For All Except” box is marked and the instructions below are complied with).		☐	☐	☐	2. The ratification of the selection of Dixon Hughes Goodman LLP as the independent registered public accounting firm of ASB Bancorp, Inc. for the fiscal year ending December 31, 2013.	☐	☐	☐
(01) Suzanne S. DeFerie	(02) Leslie D. Green	(03) Wyatt S. Stevens				For	Against	Abstain
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.					3. The approval, on a non-binding advisory basis, of the compensation of the named executive officers.	☐	☐	☐

					4. The approval, on a non-binding advisory basis, of the frequency of future shareholder “say on pay” advisory votes.	Every Year	Every Two Years	Every Three Years	Abstain
						☐	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1 THROUGH 3 ABOVE; AND FOR “EVERY YEAR” WITH RESPECT TO PROPOSAL 4 ABOVE.

The ASB Bancorp, Inc. 2012 Equity Incentive Plan Trustee is hereby authorized to vote any shares allocated to me in its trust capacity as indicated.

Please date, sign and return this card in the enclosed

postage-paid envelope no later than May 16, 2013.

Please be sure to date and sign this card in the box below.	Date

Sign above

Please sign exactly as your name appears on this card.
x		y

ASB BANCORP, INC. — ANNUAL MEETING, MAY 23, 2013

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY MAY 16, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDERS’ MEETING TO BE HELD ON MAY 23, 2013

This Proxy Statement and the Company’s annual report on form 10-K, as filed with the

Securities and Exchange Commission, are available at

http://www.cfpproxy.com/7073.

You can vote in one of three ways:

1.	Mark, sign and date your voting instruction card and return it promptly in the enclosed envelope.

2.	Send your voting instruction card via fax to First Bankers Trust Services at (217) 228-6815. Attn: Dane Jansen

3.	Scan your voting instruction card and email it to dane.jansen@fbtservices.com with “ASB Bancorp, Inc. Proxy Vote” in the subject line.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

ASB Bancorp, Inc. 2012 Equity Incentive Plan

VOTING INSTRUCTION CARD

ASB BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 23, 2013

10:30 A.M., LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I understand that First Bankers Trust Services, the 2012 Equity Incentive Plan Trustee, is the holder of record and custodian of all shares of ASB Bancorp, Inc. (the “Company”) common stock credited to my account under the ASB Bancorp, Inc. 2012 Equity Incentive Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 23, 2013. Accordingly, you are to vote my shares as follows (please check one):

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY FAX OR BY EMAIL, OR

COMPLETE, DATE, SIGN, AND MAIL THIS VOTING INSTRUCTION CARD

PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.